EXHIBIT 10.3

[GRAPHIC OMITTED]

November 1, 2005

Walter W. Witoshkin
QuantRx Biomedical Corporation
(Formerly A-Fem Medical
Corporation)
321 Norristown Road Suite 230
Ambler, PA 19002


Dear Mr. Witoshkin:

The purpose of this letter agreement (the "Agreement") is to set forth the terms and' conditions pursuant to which Dawson James Securities, Inc., ("Dawson James") shall introduce QuantRx Biomedical Corporation (the "Company") to one or more investors in connection with the proposed offering (the "Offering") of securities (the "Securities") of the Company. The terms of such Offering and the Securities shall be mutually agreed upon by the Company and the investor(s). Dawson James's engagement under this Agreement shall be non-exclusive. The identities of the investors to which Dawson James introduces the Company shall be proprietary.. information of Dawson James and shall not be divulged to third parties by the Company, nor used by the Company outside the scope of Dawson James's engagement as described herein, other than as required by applicable law.

In consideration of the services rendered by Dawson James under this Agreement, the Company agrees to pay Dawson James the following fees and other compensation: A cash fee payable immediately upon the dosing of any portion of any Financing (including without limitation the Offering) equal to 8% of the aggregate capital raised by Dawson James Securities and warrants to purchase 8% of the units sold to the investor(s) by Dawson James Securities.

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles. Any dispute arising out of this Agreement shall be adjudicated in the courts of the State of

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Florida or in the federal courts sitting in the Southern District of Florida, and each of the parties hereto agrees that service of process upon it by registered or certified mail at its address set forth herein shall be deemed adequate and lawful. The Company shall indemnify Dawson James in accordance with the terms of the Securities Purchase Agreement among the Company and the purchasers. The Company acknowledges and agrees that Dawson James is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Dawson James hereunder, all of which are hereby expressly waived.

     This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

     If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this letter.

Thank you
Dawson James Securities, Inc.


By: /s/Robert D. Keyser, Jr.
------------------------------------------
Robert D. Keyser Jr.
CEO


By: /s/Al Poliak
    --------------------------------------
    Al Poliak, President



Agreed to and accepted as of the date first written above:

QuantRx Biomedical Corporation


By: /s/Walter Witoshkin
------------------------------------------
Witoshkin President, CEO